G. Novinskie Copy

SIERRA KAOLIN™

RESTATED DEVELOPMENT AND OPERATING AGREEMENT

AMONG

TECUMSEH PROFESSIONAL ASSOCIATES, INC.,

TECUMSEH INDUSTRIAL MINERALS, LLC,

DALECO RESOURCES CORPORATION,

CLEAN AGE MINERALS, INC.,

AND

C.A. PROPERTIES, INC.

June 7, 2007

CONTENTS

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SIERRA KAOLIN™

RESTATED DEVELOPMENT AND OPERATING AGREEMENT

1. **PARTIES**. This Sierra Kaolin™ Restated Development and Operating Agreement ("Agreement") is dated this 7th day of June, 2007, ("Effective Date"), by and among **TECUMSEH PROFESSIONAL ASSOCIATES, INC.**, a New Mexico corporation ("TPA"), **TECUMSEH INDUSTRIAL MINERALS, LLC**, a New Mexico limited liability company which is a wholly owned subsidiary of TPA ("TIML") (hereinafter, TPA and TIML are sometimes collectively referred to as "Tecumseh"), **DALECO RESOURCES CORPORATION**, a Nevada corporation ("DRC"), **CLEAN AGE MINERALS, INC.**, a Nevada corporation which is a wholly owned subsidiary of DRC ("CAMI"), and **C.A. PROPERTIES, INC.**, a Nevada corporation which is a wholly owned subsidiary of CAMI ("CAP") (hereinafter, DRC, CAMI, and CAP are sometimes collectively referred to as "Daleco" and Daleco and Tecumseh are collectively referred to as the "Parties," and individually, a "Party").

2. **BACKGROUND.** Whereas, Daleco is a publicly-held corporation having its principal office in West Chester, Pennsylvania. Daleco is the holder of record in good standing of five (5) original placer claims and eight (8) lode claims. All thirteen (13) claims are valid Federal mining claims ("Sierra Kaolin™ Mining Claims") and cover approximately 800 acres of public lands within the Taylor Creek Mining District located in Sierra County, New Mexico ("Sierra Kaolin™ Mineral Site"). A list of Sierra Kaolin™ Mining Claims is attached hereto as Exhibit A. Daleco has been granted the right by the United States Patent and Trademark Office to use the trade name "Sierra Kaolin™" to identify the Sierra Kaolin™ Ore (as defined in Paragraph 4.33 below) removed from the Sierra Kaolin™ Mining Claims and all Sierra Kaolin™ Products (as defined in Paragraph 4.34 below). Daleco is the owner or licensee (express or implied) of certain intellectual property rights relative to the "Sierra Kaolin™ Mineral Processes" (as defined in Paragraph 4.30 below) involved in or related to the Commercial Development of the "Sierra Kaolin™ Mineral Interest" (as defined in Paragraph 4.29 below).

Whereas, Tecumseh is a closely-held corporation having its principal office in Albuquerque, New Mexico. Tecumseh has the financial capability and technical expertise to conduct the Commercial Development of Daleco's Sierra Kaolin™ Mineral Interest; and

Whereas, on or about October 6, 2004, the Parties entered into a letter of intent ("Letter of Intent"); and

Whereas, on or about October 13, 2004, the Parties entered into a Mutual Confidentiality, Non-Disclosure, and Non-Circumvention Agreement ("Mutual NDA"). To the extent that it is not in conflict with this Agreement, such Mutual NDA is incorporated herein and reaffirmed as being in full force and effect.

Whereas, on November 30, 2004, TPA, DRC, and CAMI executed an instrument entitled Memorandum of Understanding (Sierra Kaolin™ Development) (hereinafter sometimes referred to as the "Original MOU"); and

Whereas, on March 11, 2005, TPA, DRC, and CAMI executed an instrument entitled First Amended Memorandum of Understanding (Sierra Kaolin™ Development) (hereinafter sometimes referred to as the "First Amended MOU"); and

Whereas, on March 11, 2005, TPA and CAP executed an instrument entitled Sierra Kaolin™ Operating License (hereinafter "Original Sierra Kaolin™ Operating License"); and

Whereas, pursuant to Paragraph 8.1 of the original MOU, Paragraph 3.1 of the First Amended MOU, and Paragraph 9.2 of the Original Sierra Kaolin™ Operating License, by means of this Agreement the Parties desire to restate, supersede, and supplant in their entirety the Original MOU, First Amended MOU, and the Original Sierra Kaolin™ Operating License as of the Effective Date.

Now therefore, the Parties hereto intending to be legally bound, and in consideration of the covenants and consideration hereinafter set forth, agree as follows:

3. INCORPORATION. The Parties incorporate by reference the Background section for all purposes as though it were set forth at length hereby.

4. **DEFINITIONS**.

4.1. **AFE** shall mean an Authority for Expenditure.

4.2. **Allowable Costs** shall have the meaning ascribed to it in Exhibit B hereto.

4.3. **BLM** shall mean the Bureau of Land Management, a Federal agency within the U.S. Department of the Interior, and any successor agency to the BLM.

4.4. **Business Plans** shall mean the business plans of the Daleco/Tecumseh Venture for the Commercial Development of the Sierra Kaolin™ Mineral Interest as approved by the Operating Committee. Such Business Plans shall include Operating Objectives, Operational Plans, CAPEX and OPEX budgets (as defined in Paragraph 6.2.9.1 below), and timelines of the essential elements of or related to the Commercial Development of the Sierra Kaolin™ Mineral Interest.

4.5. **Commercial Development of the Sierra Kaolin™ Mineral Interest** shall mean all activities and operations reasonably related to the commercial exploitation and monetization of the Sierra Kaolin™ Mineral Interest including, without limitation, all activities and operations involving or related to:

4.5.1. **Capital Formation.** Capital formation in preparation for and/or continuation of actual commercial exploitation and monetization activities and operations related to the Sierra Kaolin™ Mineral Interest ("Capital Formation");

4.5.2. **Exploration Plans**. Development of plans for the exploration of the Sierra Kaolin™ Mineral Site to determine the probable quantity, quality, and location of the most commercially-mineable Sierra Kaolin™ Ore ("Exploration Plans");

4.5.3. **Mining/Extraction Plans**. Development of plans for the mining/extraction of the "Sierra Kaolin™ Ore" ("Mining/Extraction Plans");

4.5.4. **Operational Plans**. Development of strategies and operational plans related to the Sierra Kaolin™ Mineral Interest specifically including, without limitation, all Exploration Plans, Mining/Extraction

Plans, and all other plans for processing, storage, transportation, marketing, and administrative functions related to the Sierra Kaolin™ Mineral Interest ("Operational Plans");

4.5.5. **Implementation of Operational Plans**. Implementation of all Operational Plans involving exploration, mining, extraction, processing, storage, transportation, marketing, and administrative functions of or related to the Sierra Kaolin™ Mineral Interest; and

4.5.6. **Other Activities and Operations**. All other activities and operations which are intended to or actually do contribute to the commercial exploitation and monetization of the Sierra Kaolin™ Mineral Interest including, without limitation, all activities and operations which are intended to or actually do result in the sale or disposition in any manner of any Sierra Kaolin™ Products, all or any portion of any of the Sierra Kaolin™ Ore, or all or any portion of the Sierra Kaolin™ Mineral Interest.

4.6. **Capital Expenditure Budget (CAPEX)** shall have the meaning set forth in Paragraph 6.2.9.1 below.

4.7. **Commercial Production of the Sierra Kaolin™ Ore** shall be defined in the Initial Business Plan (as defined in Paragraph 4.15 below) based upon the technical and economic work and recommendations provided by a Third Party Industry Expert (as defined in Paragraph 4.38 below) in kaolin and related minerals. Subject to Paragraph 6 of this Agreement, Commercial Production of the Sierra Kaolin™ Ore is deemed to have commenced on the first production of a saleable product derived from the Sierra Kaolin™ Ore, i.e., production of a Sierra Kaolin™ Product has commenced.

4.8. **Daleco/Tecumseh LLC** shall mean the new limited liability company which the Parties contemplate organizing, owning, and operating for the conduct of the business of the Daleco/Tecumseh Venture (see Paragraph 4.9 immediately below).

4.9. **Daleco/Tecumseh Venture** shall mean the collective interest of Daleco and Tecumseh in the activities and operations of all or any of the Parties which activities and operations are engaged in or undertaken, or required to be undertaken, in furtherance of the Commercial Development of the Sierra Kaolin™ Mineral Interest;

provided, however, that the term "Daleco/Tecumseh Venture" shall not be construed or interpreted to create any partnership or other relationship between or among Daleco and Tecumseh (or between or among any of their constituent entities) except as such relationship exists, is established, or is modified by, under, or pursuant to this Agreement; and provided further that the term "Daleco/Tecumseh Venture" shall include such collective interest of Daleco and Tecumseh both before and after the establishment of the Daleco/Tecumseh LLC (which the parties anticipate accomplishing as soon as possible pursuant to Paragraph 8.4 below).

4.10. Emergency shall mean any explosion, fire, flood, leakage, spill, other like event or catastrophe, whether man-made or resulting from an act of God, which could, if not timely addressed, cause harm to life or property or create an unsafe Environmental Condition (as defined in Paragraph 4.11 below).

4.11. Environmental Condition shall mean any condition existing above, on, in, or under the ground surface, any surface or subsurface or ground water, or other environmental medium which results, or could reasonably be expected to result, in any damage, loss, cost, expense, claim, investigation, lien and/or liability relating or attributable to the Sierra Kaolin™ Mineral Interest as a result of or under any Environmental Law (as defined in Paragraph 4.12 below).

4.12. Environmental Law shall mean any environmental law or regulation enacted by the United States, the State of New Mexico, any county or local government, or by any agency established by or existing under any of them, governing, regulating, or pertaining to the protection of the environment, the operation of mines, the permitting of mines, the hauling of minerals over state roads, or other laws or regulations governing or regulating, either directly or indirectly, the mining, extraction, transportation and marketing of the Sierra Kaolin™ Ore and/or any Sierra Kaolin™ Products. The term Environmental Law shall include, by way of example and not limitation, the Clean Air Act, as amended, the Clean Water Act, as amended, the Comprehensive Environmental Response, Compensation and Liability Act, as amended, and all other Federal, state and local regulations, orders, implementations or rulings issued thereunder or pursuant thereto.

4.13. Fiscal Year shall have the meaning set forth in Paragraph 6.2.9.1 below.

4.14. Gross Revenues shall mean the total revenues received from the Commercial Development of the Sierra Kaolin™ Mineral Interest or the Commercial Production of the Sierra Kaolin™ Ore including ,without limitation, the gross proceeds from all sales *in situ* or otherwise of processed or unprocessed Sierra Kaolin™ Ore or any other mineral or substance mined or extracted from the Sierra Kaolin™ Mineral Site (or which could be mined or extracted from the Sierra Kaolin™ Mineral Site) and the gross proceeds from all sales of all Sierra Kaolin™ Products prior to the deduction of any costs of whatever type or kind, interest, principal, debt service, or other like distributions as defined in this Agreement.

4.15. Initial Business Plan shall mean the initial business plan approved by the Operating Committee for the Daleco/Tecumseh Venture, including without limitation the Initial Operating Objectives (as defined in Paragraph 4.16 immediately below), the initial Operational Plans, the initial CAPEX and OPEX, and the initial timeline of the essential elements of or related to the Commercial Development of the Sierra Kaolin™ Mineral Interest. The Initial Business Plan shall be prepared using then currently reasonably available data, including without limitation mining and processing studies, internal and external marketing studies, logistics information, current costing information, and available financing information.

4.16. Initial Operating Objectives shall have the meaning set forth in Paragraph 8.1.4 below.

4.17. Initial Phase shall mean the initial phase of the Commercial Development of the Sierra Kaolin™ Mineral Interest including, without limitation, all of the activities and operations of Tecumseh involved in or related to the Commercial Development of the Sierra Kaolin™ Mineral Interest before the Effective Date of this Agreement and all other activities and operations involved in or related to approved Operational Plans initiated, or required to be initiated and/or undertaken, by Tecumseh at any time from and after the Effective Date and before the commencement of the Production Phase (as defined in Paragraph 4.27 below).

4.18. Initial Term shall have the meaning set forth in Paragraph 11.1 below.

4.19. Mineral Site Manager shall mean Tecumseh or its successor, as provided in Paragraph 5 below..

4.20. **Net Profits** shall mean that certain residual amount remaining from all Gross Revenues after deducting all Allowable Costs as defined in Exhibit B hereto. Net Profits shall be determined by United States generally accepted accounting principles consistently applied.

4.21. **Operating Committee** shall mean a committee of the Parties' representatives that shall assist the Mineral Site Manager in the development and modification of Business Plans, Operating Objectives, Operational Plans, CAPEX and OPEX Budgets, and other matters of mutual interest to the Parties and related to the Commercial Development of Sierra Kaolin™ Mineral Interest. The Operating Committee shall be organized and shall operate and function as provided in this Agreement (refer to Paragraph 8.3 below for Operating Committee structure and duties).

4.22. **Operating Expense Budget (OPEX)** shall have the meaning set forth in Paragraph 6.2.9.1 below.

4.23. **Operating Objectives** shall have the meaning set forth in Paragraph 8.1.4 below.

4.24. **Pre-Existing Environmental Conditions** shall have he meaning set forth in Paragraph 6.2.7.5 below.

4.25. **Processing Arrangement** shall mean a contractual or other arrangement with another organization having the immediate capacity to process the Sierra Kaolin™ Ore at rates and to product specifications established by the Operating Committee through recommendations provided by the Third Party Industry Expert (as defined in Paragraph 4.38 below) and incorporated into the Initial Business Plan. For the purpose of this Agreement, the term "Processing Arrangement" shall include any arrangement including, without limitation, a new joint venture, limited-liability company (or other legal entity), or other contractual relationship in which the Daleco/Tecumseh Venture will provide the Sierra Kaolin™ Ore and the third party will process the Sierra Kaolin™ Ore in preparation for its sale into the marketplace;

4.26. **Processing Plant** shall mean a facility having the capacity to process the Sierra Kaolin™ Ore at rates and to product specifications established by the Operating Committee through recommendations provided by the Third Party Industry Expert and incorporated into the Initial Business Plan.

4.27. **Production Phase** shall mean the phase of the Commercial Development of the Sierra Kaolin™ Mineral Interest beginning on the day of Tecumseh's commencement of Commercial Production of the Sierra Kaolin™ Ore and continuing during the Term of this Agreement (as defined in Paragraph 11.2 below) so long as Tecumseh is engaged in the implementation of approved Operational Plans for the Commercial Production of the Sierra Kaolin™ Ore .

4.28. **Renewal Terms** shall have the meaning set forth in Paragraph 11.2 below.

4.29. **Sierra Kaolin™ Mineral Interest** shall mean all of Daleco's right, title, and interest in the Sierra Kaolin™ Ore, in the trade name "Sierra Kaolin™", in the Sierra Kaolin™ Mining Claims (except as stated in Paragraph 10.1.1), in the Sierra Kaolin™ Mineral Site, in the Sierra Kaolin™ Mineral Processes, and in all Sierra Kaolin™ Products.

4.30. **Sierra Kaolin™ Mineral Processes** shall mean all of the mechanical and chemical processes developed by or for Daleco prior to the Effective Date of this Agreement (and for the Daleco/Tecumseh Venture after the Effective Date of this Agreement) and necessary, appropriate, or adequate for the separation or classification and calcination of the Sierra Kaolin™ Ore (after it has been mined or extracted) preliminary to its sale into appropriate markets as part of the Commercial Development of the Sierra Kaolin™ Mineral Interest;

4.31. **Sierra Kaolin™ Mineral Site** shall have the meaning set forth in Paragraph 2 above.

4.32. **Sierra Kaolin™ Mining Claims** shall have the meaning set forth in Paragraph 2 above.

4.33. **Sierra Kaolin™ Ore** shall mean all of the Kaolinic minerals, i.e., all of the hydrated aluminum silicate [$Al_2\ Si_2\ O_5\ (OH)_4$] mineral family, located on or found within the Sierra Kaolin™ Mining Claims. For all purposes of this Agreement, the term "Sierra Kaolin™" shall include without limitation Kaolinite, Dickite, Nacrite, Halloysite, and all other minerals primarily composed of hydrated aluminum silicate, alunite

[$KAl_3(SO_4)_2(OH)_6$], hydrated silica [$H_2Si_2O_5$], quartz [SiO_2] located on or found within the Sierra Kaolin™ Mineral Site, all other minerals covered by the Sierra Kaolin™ Mining Claims, and all products primarily composed of or derived from any minerals located on or found within the Sierra Kaolin™ Mineral Site.

4.34. Sierra Kaolin™ Product shall mean every product comprised of, containing, incorporating, or using Sierra Kaolin™ Ore (by itself or in combination with any other mineral or other matter) which is designed, developed, engineered, processed, manufactured, or produced in any manner whatsoever and sold or offered for sale to any third-party, including without limitation any processor, manufacturer, wholesaler, or end-user of any such product.

4.35. Submittal Date shall have the meaning set forth in Paragraph 6.9.1 below.

4.36. Target Date shall mean March 11, 2008.

4.37. Term of this Agreement shall have the meaning set forth in Paragraph 11.2 below.

4.38. Third Party Industry Expert shall mean an independent, industry-recognized individual or organization with expertise in the area of interest requiring review and who is qualified to provide competent recommendations with respect to technical and economic issues related to the Commercial Development of the Sierra Kaolin™ Mineral Interest. Each Third Party Industry Expert shall be selected by the Operating Committee.

4.39. USFS shall mean the United States Forest Service, a Federal agency within the U.S. Department of Agriculture, and any successor agency to the USFS.

5. DESIGNATION OF TECUMSEH AS MINERAL SITE MANAGER. Subject to the terms and conditions of this Agreement, Daleco hereby designates Tecumseh as, and Tecumseh hereby accepts the duties of, Mineral Site Manager for the Sierra Kaolin™ Mineral Site. As the Mineral Site Manager, Tecumseh shall be the Sierra Kaolin™ Mineral Site operator of record with the USFS, BLM, and the State of New Mexico. The term of Tecumseh's appointment as the Mineral Site Manager shall be congruent with the Term of this Agreement.

6. TECUMSEH'S RIGHTS, POWERS, DUTIES AND OBLIGATIONS.

6.1. Tecumseh's Duties Specific to the Initial Phase. Notwithstanding any other provision of this Agreement, during the Initial Phase, Tecumseh shall have a duty to assist Daleco in providing an increase in value for Daleco's shareholders with respect to the Commercial Development of the Sierra Kaolin™ Mineral Interest. Tecumseh shall be deemed to have satisfactorily performed such duty if, not later than the Target Date, Tecumseh shall have committed to performing any one (or more) of the milestones set forth in Paragraphs 6.1.1 through 6.1.4 below.

6.1.1. Processing Plant. Commencement of the process of constructing a Processing Plant; OR

6.1.2. Processing Arrangement. Entrance into a Processing Arrangement; OR

6.1.3. Sale of Sierra Kaolin™ Mineral Interest. With the consent of Daleco, the sale of all or a substantial portion of the Sierra Kaolin™ Mineral Interest; OR

6.1.4. Other Venture. With the consent of Daleco, the commencement of another venture which the Parties reasonably believe will build value for Daleco's shareholders with respect to the Sierra Kaolin™ Mineral Interest.

6.1.5. Tecumseh's Common Duties and Obligations. As and where appropriate for each of Paragraphs 6.1.1 to 6.1.4 above, Tecumseh shall have accomplished the following related items:

6.1.5.1. Commitment for Financing. Obtained a commitment from a commercial bank, project partner, or other "financial partner" to provide the construction or acquisition financing (when taken together with Tecumseh's own funds and other contributions) reasonably necessary to meet the approved Operating Objectives for the Commercial Development of the Sierra Kaolin™ Mineral Interest;

6.1.5.2. Application for Permits. Submitted all necessary and appropriate applications (and paid all necessary and appropriate fees) to the USFS, BLM, and other Federal and New Mexico government authorities for all necessary governmental permits;

6.1.5.3. Plans for Processing Plant. Determined in cooperation with the Operating Committee the appropriate type and design of the Processing Plant, determined the location of the Processing Plant, and either (i) located and made necessary financial and contractual arrangements for the acquisition of an appropriate Processing Plant or (ii) obtained necessary and appropriate plans for the construction of an appropriate Processing Plant;

6.1.5.4. Removal of Obstacles. Removed all other legal, financial, and contractual obstacles to the actual construction or installation of a Processing Plant to the extent that Tecumseh reasonably can. By way of example and not limitation, for the purpose of this Paragraph 6.1.5.4, the Parties acknowledge that: (i) Tecumseh has no control over the various governmental agencies issuing required permits and that, so long as Tecumseh has diligently prosecuted its applications for permits, the neglect or failure of any governmental agency to issue a required permit shall not constitute a failure by Tecumseh to remove an obstacle as required by this Paragraph 6.1.5.4; and (ii) Tecumseh's receipt of a written commitment for financing otherwise acceptable to Tecumseh (and not timely objected to by Daleco) shall constitute removal of the financial obstacle even if such commitment contains contingencies (such as issuance of all required permits) which Tecumseh reasonably believes will be met in a timely manner; and

6.1.5.5. Initial Business Plan. Completed the Initial Business Plan to determine the rate and product specifications needed to produce an economically viable project.

6.2. Tecumseh's Duties At All Times. At all times during the Term of this Agreement:

6.2.1. Strategic Planning and Development of Operational Plans. Tecumseh shall be primarily responsible for strategic planning and for development of Operational Plans for the Commercial Development of the Sierra Kaolin™ Mineral Interest. Such Operational Plans shall be in reasonable accord with the Operating Objectives (see Paragraph 8.1.4 below for definition) of the Parties for the Commercial Development of the Sierra Kaolin™ Mineral Interest. The Operational Plans shall include a Capital Expenditure Budget and an Operating Expense Budget developed in accordance with Paragraph 6.2.9.1below.

6.2.2. **Implementation of Operational Plans**. Tecumseh shall be responsible for implementation of the approved Operational Plans and the conduct of all jointly approved activities and operations with respect to the Commercial Development of the Sierra Kaolin™ Mineral Interest. In implementing the Operational Plans:

6.2.2.1. **Contract for Third Party Financing**. Tecumseh may contract with third parties to provide financing for the various projects approved in the Operational Plans; provided, however, if Tecumseh is required to provide any consideration to any such third party for the financing of the Initial Phase, then all such consideration shall be provided solely by Tecumseh out of its share of Net Profits without any contribution from or reimbursement by Daleco. By way of example and not limitation, the Parties contemplate that Tecumseh may obtain a "financial partner" to provide substantial financing for the acquisition and development of a Processing Plant on or near the Sierra Kaolin™ Mineral Site and for initial capitalization of mining and extraction activities at the Sierra Kaolin™ Mineral Site. In such event, Tecumseh shall be solely and exclusively responsible for providing the consideration to any such "financial partner." No third party shall be granted or shall acquire any right, title, or interest in any part of any Net Profits except an interest derivative from Tecumseh's interest which derivative interest shall be and remain subject to this Agreement, i.e., such derivative interest shall be terminable under this Agreement if Tecumseh's interest is terminated under this Agreement. Tecumseh shall give Daleco prior written notice of any proposed third party "financial partner." Within fifteen (15) days after such notice, for reasonable and just cause, Daleco shall have the right to disapprove of any third party "financial partner" proposed by Tecumseh; and

6.2.2.2. **Contracts for Third Party Performance of Projects**. Tecumseh may contract with qualified third parties to perform any or all of the various projects, activities, and/or operations in any approved Operational Plans. Consideration paid to any such third party shall be paid and/ or reimbursed by the Parties in accord with the provisions of Paragraphs 9.1 and 9.2 below. No contract between Tecumseh and any third party for the performance of any projects, activities, and/or operations involved in or related to the

Commercial Development of the Sierra Kaolin™ Mineral Interest shall diminish any of Tecumseh's responsibilities, obligations and liabilities under this Agreement. Tecumseh shall give Daleco prior written notice of any proposed third party contractor. Within fifteen (15) days after such notice, for reasonable and just cause, Daleco shall have the right to disapprove of any third party contractor proposed by Tecumseh.

6.2.3. Compliance with Laws, Regulations, and Ordinances. In the performance of its duties under this Agreement, Tecumseh shall comply with all applicable laws, including without limitation all Environmental Laws, regulations, and ordinances legally enacted or otherwise then in effect.

6.2.4. Maintenance of Sierra Kaolin™ Mining Claims. Not later than August 31 of each year during the term of this Agreement, Tecumseh shall take (or cause to be taken) all action necessary and appropriate to maintain all of the Sierra Kaolin™ Mining Claims in good standing. In order to maintain Sierra Kaolin™ Mining Claims in good standing, the Parties anticipate that Tecumseh shall timely prepare, and after approval by Daleco, file in the Office of the County Clerk, Sierra County, New Mexico, a Notice of Payment of Annual Mining Claims Maintenance Fees for the Sierra Kaolin™ Mining Claims and shall timely pay to the BLM the required annual mining claims maintenance fees. For the purposes of complying with the provisions of this Paragraph 6.2.4, Daleco appoints Tecumseh as its agent to prepare and, after approval by Daleco, execute, acknowledge and file for record all required documents and notices. Except as otherwise explicitly set forth in Paragraph 9.1 below (regarding Tecumseh's duty to pay all of the Allowable Costs during the Initial Phase), all of Tecumseh's costs and expenses incurred in complying with the provisions of this Paragraph 6.2.4 shall be deemed Allowable Costs subject to the provisions of Paragraph 9.2 below. Notwithstanding any other provision of this Paragraph 6.2.4, the parties acknowledge that Tecumseh shall have no duty to maintain (or pay any sum to the BLM or take any other action with respect to) the twelve (12) Federal placer mining claims known as Sooner No. 1 through Sooner No. 12 (collectively the "Sooner Claims") which are owned by CAP and located in the vicinity of the Sierra Kaolin™ Mining Claims. However, in the interest of convenience and continuity, Tecumseh shall to maintain in good standing the Sooner Claims in the same manner as the Sierra Kaolin™ Mining Claims SUBJECT

TO Daleco's duty to reimburse Tecumseh for all fees and other costs paid out by Tecumseh in relation to the Sooner Claims..

6.2.5. Permits. Tecumseh shall work with the BLM, the USFS, the State of New Mexico, and such other appropriate governmental agencies in order to obtain all required mining permits and all other permits necessary for the Commercial Development of the Sierra Kaolin™ Mineral Interest.

6.2.6. Bonds. Tecumseh shall be responsible for obtaining and maintaining in full force and effect all required bonds and insurances covering all activities and operations involved in or related to the Commercial Development of the Sierra Kaolin™ Mineral Interest, including by way of example and not limitation:

6.2.6.1. Mining Bond. mining bond;

6.2.6.2. Restoration Bond. restoration bond; and

6.2.6.3. Other Bonds. all such other bonds required by the BLM, USFS, U.S. Environmental Protection Agency, or by any agency of the State of New Mexico.

6.2.7. Pollution Control Matters.

6.2.7.1. Pollution Liability. As between the Parties hereto, Tecumseh shall maintain its equipment, facilities and machinery involved in the Commercial Development of the Sierra Kaolin™ Mineral Interest in sound working condition at all times. Any pollution resulting from the failure of any of Tecumseh's equipment, facilities, or machinery located or positioned on, adjacent to or used in conjunction with the commercialization of the Sierra Kaolin™ Mineral Interest shall be the responsibility of Tecumseh.

6.2.7.2. Reporting Requirements. Tecumseh shall insure and require that each Tecumseh employee or third party contractor having actual knowledge of any spill of any hazardous material greater than five (5) gallons on the Sierra Kaolin™ Mineral Site or at any other location if such spill shall have occurred in connection with the Commercial Development of the Sierra Kaolin™ Mineral Interest shall immediately report such spill to the Tecumseh site operations supervisor. The Tecumseh supervisor receiving notice of such spill shall then immediately report the situation to a designated Daleco representative. In addition,

Tecumseh shall comply with all applicable Environmental Laws with regard to all other pollution reporting requirements and immediately commence any Pollution Response Plans then in effect.

6.2.7.3. **Pollution Prevention Response Plan (and Health and Safety Plans)**.

6.2.7.3.1. **In Place and Maintained**. Tecumseh shall have in place prior to any site activity and shall maintain a "Pollution Prevention Response Plan" for any breach of an Environmental Law.

6.2.7.3.2. **Qualification.** Tecumseh represents and warrants that it and its designated personnel are qualified to meet all requirements of and to provide and implement a "Pollution Prevention Response Plan" in full compliance with the Environmental Laws.

6.2.7.4. **Indemnification**. Consistent with Paragraph 6.2.11 (Tecumseh's Duty to Indemnify Daleco) below, Tecumseh shall reimburse Daleco for any and all actual costs and expenses incurred by Daleco in regard to an Emergency or subsequent fine, obligation, penalty or costs (including the costs of Daleco's counsel) directly resulting from any contravention by Tecumseh of any Environmental Law.

6.2.7.5. **Pre-Existing Conditions.** Tecumseh has inspected the Sierra Kaolin™ Mineral Site and has given written notice to Daleco (with appropriate photographic and/or other documentation) of each pre-existing environmental condition, hazard, or violation of any Environmental Law with respect to the Sierra Kaolin™ Mineral Site for which Tecumseh declines to be responsible under this Agreement (collectively "Pre-Existing Environmental Conditions"). Nothing in this Agreement shall be interpreted or construed to impose upon Tecumseh any liability for any Pre-Existing Environmental Condition with respect to the Sierra Kaolin™ Mineral Site. Except as otherwise limited by the provisions of this Paragraph 6.2.7.5, Tecumseh shall accept the Sierra Kaolin™ Mineral Site **AS IS** and **WHERE IS** for all purposes.

6.2.8. **Emergencies**. Tecumseh, in Tecumseh's sole and absolute discretion, shall take (or cause to be taken) such actions as are reasonably and prudently necessary to deal with an Emergency to safeguard life and property. In such event, Tecumseh shall promptly report the occurrence and nature of the Emergency to

Daleco and shall advise Daleco of the actions taken in response to the Emergency. Tecumseh shall be entitled to reimbursement, in full, of its actual costs and expenses incurred in connection with each Emergency, i.e., all such actual costs and expenses shall be deemed Allowable Costs and they shall be paid (or reimbursed) 35% by Daleco and 65% by Tecumseh only to the extent Daleco is not otherwise indemnified by Tecumseh for such costs under Paragraph 6.2.11 below.

6.2.9. Budgets, Accounting and Records and Production Reports.

6.2.9.1. Capital Expenditure Budgets and Operating Expense Budgets. On or before August 1 of each year during the Term of this Agreement ("Submittal Date"), Tecumseh shall submit to Daleco a Capital Expenditure Budget ("CAPEX") and an Operating Expense Budget ("OPEX") for the twelve month period commencing the October 1 immediately subsequent to the Submittal Date and ending the following September 30 ("Fiscal Year"). Daleco shall have until September 10 following the Submittal Date to either approve or submit to the Tecumseh amendments to the CAPEX and OPEX. Should Tecumseh not agree with Daleco's revisions to the CAPEX and/or the OPEX, then the matter shall first be referred to the Operating Committee. Should the Operating Committee not be able to resolve any conflict on or before the September 20 following the Submittal Date, then the matter shall be resolved in accordance with the Conflict Resolution provisions of Paragraph 12 below. All approved CAPEX and OPEX shall become part of the then current Operational Plans. The approved CAPEX and OPEX shall be reviewed by the Parties on or about March 1 of each Fiscal Year.

6.2.9.2. Accounting. Tecumseh shall be responsible for the preparation and maintenance of all reasonable accounting records with regard to its operations and activities under this Agreement, including without limitation accounting for all production, processing, and sales of Sierra Kaolin™ Ore under this Agreement and the payment of all royalties, if any, due under any deeds, mineral leases, or other instruments pertaining to the Sierra Kaolin™ Mineral Interest, and Tecumseh shall provide to Daleco in a timely manner copies of all such accounting.

6.2.9.3. Maintenance of Production Records. Tecumseh shall maintain complete records, including without limitation mine production reports, processing records, and sales records, relating to the Commercial Development of the Sierra Kaolin™ Mineral Interest and, upon reasonable notice from Daleco, shall make copies of such records available to Daleco.

6.2.9.4. Monthly Reports to Daleco. Tecumseh shall prepare and deliver to Daleco monthly reports setting forth the current status of and expenditures related to the Commercial Development of the Sierra Kaolin™ Mineral Interest.

6.2.9.5. Reports to BLM, USFS, and State of New Mexico. Tecumseh shall prepare and file, as necessary, such reports as may be required from time to time, with the BLM, USFS, the State of New Mexico, and such other appropriate governmental units and agencies, including by way of example and not limitation, mine production reports, water usage reports, and water disposal reports.

6.2.10. Insurance.

6.2.10.1. Insurance to be Maintained by Tecumseh. During the term of this Agreement, Tecumseh shall maintain the following kinds and minimum amounts of insurance:

INSURANCE COVERAGE	POLICY LIMITS
Workers' Compensation	Statutory
Employer's Liability	$1,000,000 each occurrence
Comprehensive General Liability including coverages for Independent Subcontractors, Products and Completed Operations (extending for at least 24 months after completion of operations), Blanket or Broad Form Contractual, insuring the indemnification provisions under Paragraph 6.2.11 below, Personal Injury Liability, Broad Form Property Damage, and, where an exposure exists, the explosion, collapse and underground (XCU) hazard exclusions deleted	$1,000,000 Bodily Injury (per occurrence); and $1,000,000 Property Damage (per occurrence); **or** $2,000,000 Combined Single Limit
Comprehensive Automobile Liability including coverage for owned, non-owned, and hired vehicles	$1,000,000 Combined Single Limit

The amount of liability coverage on other policies shall be commensurate with any legal requirements of the locality and sufficient to meet normal and customary claims.

6.2.10.2. Additional Provisions Related to Insurance. Insurance policies issued pursuant to Paragraph 6.2.10.1 above shall be subject to the following:

6.2.10.2.1. Daleco Named Insured. Daleco shall be an additional named insured on all such insurance policies and, upon Daleco's request, Tecumseh shall provide Daleco with certificates of insurance coverage;

6.2.10.2.2. Certification to Daleco. Prior to commencement of any of Tecumseh's duties as Mineral Site Manager, Tecumseh shall require all insurance companies issuing insurance policies for Tecumseh to certify to Daleco that such policies have been issued and are currently in effect. In addition, upon Daleco's reasonable request, Tecumseh shall provide (or cause to be provided) certified copies of insurance policies procured by Tecumseh. In the event any work to be performed under this Agreement is subcontracted by Tecumseh to any third-party, Tecumseh shall require the same insurance coverages, limits, and certifications from its subcontractors;

6.2.10.2.3. Advance Written Notice of Cancellation. Each insurance policy shall require thirty (30) days advance written notice to Daleco in the event of any cancellation or non-renewal of such policy;

6.2.10.2.4. Primary and Secondary Coverages. Except for instances of Daleco's sole and/or comparative direct, i.e., non-vicarious, liability, Tecumseh's insurance shall be deemed to be primary and any insurance maintained by Daleco shall be deemed to be secondary.

6.2.11. Indemnification. Tecumseh shall, at its own expense, defend, indemnify and hold Daleco harmless from and against any and all claims, costs, expenses, damages or other liability of whatever type and kind, including reasonable attorney's fees and costs of settlement, to the extent that any such action is based on a claim by a third party brought against Daleco and arising out of or resulting from Tecumseh's acts and/or omissions in the performance of Tecumseh's duties under this Agreement.

7. **DALECO'S RIGHTS, POWERS, DUTIES, AND OBLIGATIONS**. Daleco shall have all of the following rights, powers, duties, and obligations:

7.1. **Supporting Evidence of Ownership**. Daleco shall provide documentation to Tecumseh that Daleco owns and controls the Sierra Kaolin™ Mining Claims. The Sierra Kaolin™ Mining Claims are subject to a third party royalty payment of a portion of the Net Profits. Supporting documents related to the ownership of the Sierra Kaolin™ Mining Claims and related to the third party royalty interests are provided in Exhibit E attached hereto. Daleco is not aware of any other ownership or royalty interests that exist with regards to the Sierra Kaolin™ Mining Claims.

7.2. **Maintenance of Ownership of Sierra Kaolin™ Mining Claims**. Daleco hereby warrants to Tecumseh that Daleco is the owner of all of the Sierra Kaolin™ Mining Claims, subject only to all applicable law related to Federal mining claims and to the third party royalty interests filed for record before the Effective Date of this Agreement, and except to the extent that Tecumseh has a specific duty under this Agreement, Daleco shall take all reasonable action necessary or appropriate to obtain, maintain, and/or preserve Daleco's ownership of the Sierra Kaolin™ Mining Claims.

7.3. **Availability of Reports and Data Regarding Sierra Kaolin™ Mineral Interest**. Daleco shall provide to Tecumseh all reports, data, and other information in Daleco's possession or reasonably available to Daleco related to the Sierra Kaolin™ Ore, any Sierra Kaolin™ Products, the Sierra Kaolin™ Mineral Site, the Sierra Kaolin™ Mining Claims, the Sierra Kaolin™ Mineral Processes, and all current and prior efforts related to the Commercial Development of the Sierra Kaolin™ Mineral Interest;

7.4. **Assistance and Direction**. At all reasonable times during the term of this Agreement, Daleco shall assist, advise and provide direction to Tecumseh so as to insure that the Sierra Kaolin™ Mineral Site is maintained in good condition in compliance with applicable Environmental Laws and other applicable Federal, state and local laws, regulations, and ordinances governing the operation of the Sierra Kaolin™ Mineral Site from time to time;

7.5. **Indemnification**. Daleco shall, at its own expense, defend, indemnify and hold Tecumseh harmless from and against any and all claims, costs, expenses, damages or other liability of whatever type and kind, including reasonable attorney's fees and costs of settlement, to the extent that any such action is based on a claim by a third party brought against Tecumseh and arising out of or resulting from Daleco's acts and/or omissions in the performance of Daleco's duties under this Agreement.

8. MUTUAL DUTIES REGARDING CONSULTATION AND COOPERATION.

8.1. **Consultation with Each Other**. The Parties shall communicate and consult with one another with regard to the following matters listed below:

8.1.1. **Development and Implementation of Operational Plans**. The development and implementation of Operational Plans for the Commercial Development of the Sierra Kaolin™ Mineral Interest;

8.1.2. **Client and Market Potential Leads**. Client and market potential leads relative to the Commercial Development of the Sierra Kaolin™ Mineral Interest;

8.1.3. **Establishment of Pricing Parameters**. The establishment of pricing parameters for sales of the Sierra Kaolin™ Ore and Sierra Kaolin™ Products;

8.1.4. **Establishment of Operating Objectives**. The establishment of operating objectives for the Commercial Development of the Sierra Kaolin™ Mineral Interest ("Operating Objectives"). The Parties' Operating Objectives shall be incorporated into the Operational Plans for the Commercial Development of the Sierra Kaolin™ Mineral Interest. The Parties' Initial Operating Objectives for the Commercial Development of the Sierra Kaolin™ Mineral Interest are set forth in Exhibit C attached hereto and incorporated herein.

8.1.5. **Establishment of Business Plans**. The establishment of Business Plans for the Daleco/Tecumseh Venture, including without limitation the Initial Business Plan. The Initial Business Plan is set forth in Exhibit D attached hereto and incorporated herein.

8.1.6. **Additional Mining Claims**. The location of additional mining claims on or near the Sierra Kaolin™ Mineral Site;

8.1.7. Exploration Plans, Mining/Extraction Plans, and Additional Mineral Processes. The development of Exploration Plans, Mining/Extraction Plans, and additional mechanical and chemical processes related to the Commercial Development of the Sierra Kaolin™ Mineral Interest.

8.2. Cooperation. Each of the Parties shall have an affirmative duty to cooperate with each of the other Parties in order to further the successful Commercial Development of the Sierra Kaolin™ Mineral Interest. Such duty of cooperation shall include without limitation the duty to not withhold unreasonably any consent reasonably requested by any Party and consistent with such Party's duties and obligations under this Agreement.

8.3. Operating Committee. The Parties shall form an Operating Committee to establish Operating Objectives, an Initial Business Plan and subsequent modifications, and Operational Plans. Tecumseh shall have effective control over the Operating Committee, the Commercial Development of the Sierra Kaolin™ Mineral Interest, and the Commercial Production of the Sierra Kaolin™ Ore.

8.3.1. Operating Committee Structure. Each Party shall appoint one Member and one Alternate Member to the Operating Committee. Tecumseh shall hold the Chair with the Chairman having the tie-breaking vote. Alternate Members may be given proxy to vote on behalf of a Member should the Member be unable to attend. Members and Alternate Members may be changed with written notice to the other Party. The Operating Committee shall hold regular meetings at least once during each calendar quarter. Meetings may be convened with 5 days written notice by any Member. Except as otherwise agreed by the Members, Meetings shall be held at the principal executive offices of Tecumseh in Albuquerque NM. Members may request the presence, for all or part of any Meeting, of other individuals from either Party or Third Party Industry Experts to provide technical and economic expertise and recommendations.

8.3.2. Actions Requiring Approval of Operating Committee. The following actions require the approval of the Operating Committee:

- Establishing and modifying Operating Objectives
- Developing, approving, and modifying Business Plans

- Establishing and modifying Operational Plans
- Projecting financial statements and managing cash
- Establishing and modifying CAPEX and OPEX budgets and otherwise managing cash
- Reviewing AFE's
- Managing third-party, affiliate transactions
- Approving transactions, liabilities or contractual agreements over $100,000
- Instituting substantial and material changes to processes, production matters, and pricing
- Approving substantial financing matters including loans and guarantees in excess of $100,000
- Creating long-term encumbrances
- Approving significant operational and cash flow issues

8.4. **Establishment of Daleco/Tecumseh LLC** As soon as possible, the Parties shall establish the Daleco/Tecumseh LLC, i.e., the new limited liability company under which the business activities of the Daleco/Tecumseh Venture shall be conducted.

9. PAYMENT OF ALLOWABLE COSTS AND ALLOCATION OF NET PROFITS.

9.1. Payment of Allowable Costs During Initial Phase.

9.1.1. **Direct Costs and Expenses**. During the Initial Phase, i.e., from the Effective Date of this Agreement until the beginning of the Production Phase, Tecumseh shall be solely responsible for and shall pay all of the Allowable Costs of or related to the Commercial Development of the Sierra Kaolin™ Mineral Interest; provided, however, that during the Initial Phase Daleco shall pay all of the fees, costs, and expenses of and/or related to its own employees with regard to the Commercial Development of the Sierra Kaolin™ Mineral Interest, and Tecumseh shall have no duty to pay, participate in, contribute to, or reimburse any portion of such fees, costs, and expenses.

9.1.2. **Indirect Costs and Expenses**. Each Party shall pay all of the costs and expenses attributable to its own officers, directors, agents, representatives, and consultants not directly involved in the fulfillment of the approved Operational Plans.

9.2. **Payment of Allowable Costs After Initial Phase**. After the Initial Phase Tecumseh shall advance the payment of all of the Allowable Costs of or related to the Commercial Development of the Sierra Kaolin™ Mineral Interest except for the fees, costs, and expenses of and/or related to Daleco's employees. Ordinary costs of on-going day-to-day activities and operations involved in or related to the Commercial Development of the Sierra Kaolin™ Mineral Interest from and after the commencement of the Production Phase and all of the ordinary costs of or related to all operations involved in or related to the Commercial Development of the Sierra Kaolin™ Mineral Interest incurred or accrued during the Production Phase from and after and which were not to have been incurred or accrued prior to the Production Phase under approved Operational Plans, shall be deemed "Allowable Costs." Prior to any allocation or distribution of Net Profits to any Party, all Allowable Costs incurred and/or accrued after the Initial Phase shall be recovered from Gross Revenues.

9.2.1. **Authority for Expenditure**. After the Initial Phase and for so long as Tecumseh shall perform the duties of Mineral Site Manager, Tecumseh shall prepare and provide to Daleco an AFE for each project proposed by Tecumseh and related to the Commercial Development of the Sierra Kaolin™ Mineral Interest for which the estimated costs exceed One Hundred Thousand Dollars ($100,000.00). For the purpose of this Paragraph 9.2.1, the term "project" shall mean any project, activity, operation, or closely related projects, activities, and/or operations which individually or collectively would constitute a line item or otherwise discrete element within the then applicable Operational Plan. Each AFE shall set forth a description of the proposed project, the rationale for the proposed project, and the estimated cost of the proposed project. The Parties acknowledge that an AFE is intended to be only an estimate of the costs reasonably anticipated to be incurred in the implementation and operation of the proposed project and shall not be interpreted or deemed to be a guarantee or limitation of the actual

cost of the implementation and operation of the proposed project or as an assurance or representation of a "turn-key price" for the project.

9.2.1.1. Approval Process. Within fifteen (15) business days after the date of the submission of each AFE by Tecumseh to Daleco, Daleco shall provide Tecumseh a written response to the AFE (i) approving the AFE, or (ii) rejecting the AFE, or (iii) proposing an amendment of the AFE. If Daleco proposes an amendment of any AFE, within fifteen (15) business days after the effective date of Daleco's response to Tecumseh, Tecumseh shall provide Daleco a written response to Daleco's proposed amendment of the AFE (i) approving the amendment, or (ii) rejecting the amendment, or (iii) proposing a further amendment of the AFE. If any Party rejects an AFE (or amended AFE) or proposes an amendment of the AFE (or amended AFE), simultaneously with such Party's notice of rejection or proposed amendment, such Party shall provide the other Party written notice of its rationale for the rejection or proposed amendment in accord with Paragraph 12 (Conflict Resolution) below. Such process shall continue until the Parties have mutually approved the AFE (or amended AFE) or have come to an impasse with respect to the proposed AFE and/or proposed capital project.

9.2.1.2. Effect of Approval of AFE. Upon approval of the AFE (either as originally proposed or as amended by the Parties) by Tecumseh and Daleco, subject to the provisions of Paragraph 9.2.3 below, Tecumseh shall be deemed to have unequivocally committed to pay its 65% share of the total actual cost of the project and Daleco shall be deemed to have unequivocally consented to pay its 35% share of the total actual cost of the project to be deducted from its share of Net Profits.

9.2.1.3. Consequence of Impasse. If the Parties are unable to resolve any proposed AFE by the process set forth in Paragraph 9.2.1.1 above, they shall resolve the matter in accordance with the conflict resolution provisions set forth in Paragraph 12 below

9.2.2. Tax Consequences of Payment of Allowable Costs. Notwithstanding the intention of the Parties ultimately to share the burden of the Allowable Costs in accordance with the allocation ratios set forth in Paragraphs 9.1 and 9.2, until actual contribution and/or reimbursement of (or credit for) any Allowable Costs is

received by any Party advancing any such Allowable Costs, the Party advancing the payment of the Allowable Cost shall be entitled to all of the tax benefits of such advance payment in the same manner as if such Party were not entitled to contribution and/or reimbursement of (or credit for) such advance payment.

9.2.3. Non-Consent of Major Expansion or Production Increase. Either Party may elect to withhold its consent to any major expansion of production or any proposed capital expenditure. If the non-consenting Party elects not to participate it shall not lose its previous legal position (or its entitlement to its share of the Net Profits) in the original Commercial Production of the Sierra Kaolin™ Ore. However, by the mutual Agreement of the Parties or as otherwise resolved in accord with the conflict resolution provisions set forth in Paragraph 12 below, the non-consenting Party may elect to: (i) pay its proportionate share of the proposed expenditures from its share of the existing Net Profits or (ii) continue with a modified ownership (and Net Profits share) percentage to be determined.

9.3. Allocation of Net Profits. Subject to all other applicable provisions of this agreement

9.3.1. Allocation During Initial Phase. If, at any time after the Effective Date of this Agreement and during the Initial Phase, Tecumseh receives an offer (acceptable to Tecumseh) for the sale of Tecumseh's interest in the Sierra Kaolin ™ Mineral Interest or in the Daleco/Tecumseh Venture, then, for the purpose of determining Tecumseh's interest in the Sierra Kaolin™ Mineral Interest and Daleco/Tecumseh Venture; Tecumseh shall be deemed conclusively to have earned a fifty percent (50%) interest in the Sierra Kaolin™ Mineral Interest; and, subject to the provisions of Paragraphs 9.3.1.1 and 9.3.1.2 immediately below, Tecumseh may sell and assign its 50% interest in the Sierra Kaolin™ Mineral Interest and Daleco/Tecumseh Venture without Daleco's consent.

9.3.1.1. Sale and Assignment Subject to Tecumseh's Obligations. The buyer/assignee of Tecumseh's 50% interest in the Sierra Kaolin™ Mineral Interest and in the Daleco/Tecumseh Venture will be subject to all of Tecumseh's obligations and duties under this Agreement and such buyer/assignee

will be obligated to commence Commercial Production of the Sierra Kaolin™ Ore on the same schedule as set out in the approved Initial Business Plan;

9.3.1.2. **Buyer/Assignee's Conditional Right to Increased Share**. The buyer/assignee of Tecumseh's 50% interest in the Sierra Kaolin™ Mineral Interest and Daleco/Tecumseh Venture shall have the right to earn an additional fifteen percent (15%), i.e., to enjoy Tecumseh's entire 65% interest in the Net Profits provided for in Paragraph 9.3.2 below, by commencing on schedule the Commercial Production of the Sierra Kaolin™ Ore or otherwise timely performing the alternative duties or timely achieving the alternative approved Operating Objectives; and

9.3.1.3. **Limitation of Daleco's Right to Sell**. Without Tecumseh's consent, which consent may be withheld by Tecumseh, Daleco may not sell Daleco's remaining interest in the Sierra Kaolin™ Mineral Interest and Daleco/Tecumseh Venture until Commercial Production of the Sierra Kaolin™ Ore has commenced.

9.3.2. **Allocation After Initial Phase**. After the Initial Phase, all Net Profits shall be allocated 65% for Tecumseh and 35% for Daleco.

9.4. **Distribution of Net Profits**. Subject to all other applicable provisions of this Agreement, all Net Profits, including without limitation all Net Profits derived or resulting from the sale or other disposition of all or a substantial portion of the Sierra Kaolin™ Mineral Interest, less any amounts determined by the Operating Committee to be reasonably needed for future operating expenses, shall be distributed 35% to Daleco and 65% to Tecumseh.

10. OWNERSHIP OF DALECO/TECUMSEH VENTURE ASSETS AND BUY/SELL PROVISIONS.

10.1. Ownership of Daleco/Tecumseh Venture Assets.

10.1.1. **Ownership of Sierra Kaolin™ Mining Claims**. Nothing in this Agreement shall be construed or interpreted to vest in or grant to Tecumseh any direct ownership rights in or to any of the Sierra

Kaolin™ Mining Claims; provided, however, Daleco (or Tecumseh as Daleco's agent) shall immediately cause to be filed for record in the Office of the County Clerk, Sierra County, New Mexico, and with the Bureau of Land Management at its New Mexico offices, a notice or memorandum or other instrument sufficient to reflect Tecumseh's exclusive rights and interests under this Agreement subject to the terms, conditions, and limitations of this Agreement, including without limitation Tecumseh's exclusive right, during the Term of this Agreement, to serve as Mineral Site Manager and to have and enjoy all of the rights, powers, duties, and responsibilities set forth herein with respect to the Sierra Kaolin™ Mining Claims and relative to the Commercial Development of the Sierra Kaolin™ Mineral Interest. By the recordation of such notice or memorandum, the Parties intend to isolate and protect the Sierra Kaolin™ Mining Claims from the claims of Daleco's creditors and to assure Tecumseh's superior rights during the Term of this Agreement, all subject to the terms, conditions, and limitations of this Agreement. Upon the organization of the Daleco/Tecumseh LLC, the Parties shall assign to the Daleco Tecumseh LLC all of their right, title, and interest in and to the Sierra Kaolin™ Mineral Interest including without limitation all of their right, title, and interest in and to the Sierra Kaolin™ Mining Claims; provided, however, that, upon the expiration of the Term of this Agreement, the Sierra Kaolin™ Mining Claims shall revert to Daleco.

10.1.2. <u>Ownership of Sierra Kaolin™ Mineral Processes</u>. All of the Sierra Kaolin™ Mineral Processes for the Sierra Kaolin™ Ore shall be owned thirty-five percent (35%) by Daleco and sixty-five percent (65%) by Tecumseh; provided, however, that upon the organization of the Daleco/Tecumseh LLC, the Sierra Kaolin™ Mineral Processes shall be assigned to the Daleco/Tecumseh LLC; and provided further, that, upon the expiration of the Term of this Agreement, the Sierra Kaolin™ Mineral Processes shall revert to Daleco.

10.1.3. <u>Ownership of the Processing Plant</u>. If a Processing Plant is built as part of the Daleco/Tecumseh Venture, the Processing Plant shall be owned, subject to any lien for the financing of the Processing Plant, thirty-five percent (35%) by Daleco and sixty-five percent (65%) by Tecumseh; provided, however, that upon the organization of the Daleco/Tecumseh LLC, the Processing Plant shall be assigned to the Daleco/Tecumseh LLC; and provided further, that, upon the expiration of the Term of this Agreement, the Sierra

Kaolin™ Mineral Processes shall not revert to Daleco but shall continue to be owned 65% by Tecumseh and 35% by Daleco.

10.2. Buy/Sell Provisions. Subject to the terms set forth herein and in any subsequent operating agreement for the Daleco/Tecumseh LLC, Daleco and Tecumseh may sell their respective rights and interests in and to the Sierra Kaolin™ Mineral Interest and in the Daleco/Tecumseh Venture and under this Agreement. Except as otherwise provided herein, each Party may sell its interest but only on an all-cash transaction basis, unless the other party consents to a different form of transaction. Each Party has a right of first refusal on every offer received by the other Party. Moreover, each Party has a right of first refusal on every offer received by the other Party, whereby the non-offered Party may purchase the offer-receiving Party's interest on the terms and conditions that the offer-receiving Party wishes to accept. Daleco or Tecumseh shall give twenty (20) days written notice to the other Party of its intention to sell and will include all terms and conditions of such offer, and the other Party shall have twenty (20) days to reply after receipt of written notice to reply.

11. TERM OF THIS AGREEMENT AND TERMINATION OF THIS AGREEMENT.

11.1. Initial Term. Unless earlier terminated pursuant to Paragraphs 11.3 or 11.4 below, this Agreement shall be for an initial term ("Initial Term") commencing on the Effective Date and continuing until the first to occur of :

11.1.1. End of Initial Phase. The last day of the Initial Phase;

11.1.2. Date of Voluntary Termination. The effective date of the voluntary termination of this Agreement by Tecumseh pursuant to Paragraph 11.3 below;

11.1.3. Date of Involuntary Termination. The effective date of the involuntary termination of this Agreement by Daleco pursuant to Paragraph 11.4 below.

11.2. Renewal Terms. Renewal terms ("Renewal Terms"), of one year each, shall be automatic for successful implementation of Operational Plans. The Initial Term and all Renewal Terms are sometimes referred to as the "Term" of this Agreement.

11.3. **Voluntary Termination by Tecumseh**. At any time with or without cause, Tecumseh may terminate this Agreement on prior written notice to Daleco of not less than two (2) months during the Initial Phase and six (6) months during the Production Phase. The termination of this Agreement pursuant to any such notice of termination shall be effective on the next anniversary of the Effective Date of this Agreement.

11.4. **Involuntary Termination by Daleco**. Daleco may remove Tecumseh for "good cause." For the purposes of this Paragraph 11.4, "good cause" shall mean:

11.4.1. **Gross Negligence**. Tecumseh's gross negligence in the conduct of Tecumseh's operations and activities involved in the Commercial Development of the Sierra Kaolin™ Mineral Interest;

11.4.2. **Willful Misconduct**. Tecumseh's willful misconduct in the conduct of Tecumseh's operations and activities involved in the Commercial Development of the Sierra Kaolin™ Mineral Interest;

11.4.3. **Material Breach or Inability**. Tecumseh's material breach of or inability to meet the standards of a reasonably prudent mining site operator, developer and marketer of industrial minerals under the same or similar circumstances in New Mexico in the conduct of Tecumseh's operations and activities involved in the Commercial Development of the Sierra Kaolin™ Mineral Interest;

11.4.4. **Material Failure**. Tecumseh's material failure to achieve (as measured by a reasonable best efforts standard) the Operating Objectives or otherwise perform any of its other obligations under this Agreement. Notwithstanding the Target Date and any quantity targets established by the Operating Committee in the Initial Operating Objectives, the Parties acknowledge that various facts and circumstances, including without limitation: (i) facts and circumstances not reasonably within Tecumseh's control, including without limitation matters within the scope of *Force Majeure* (as set forth in Paragraph 14.8 below), or (ii) facts and circumstances necessitating or justifying a reasonable and prudent business decision, may result in either or both the Target Date and/or target quantities being adjusted. For reasonable cause, an adjusted Target Date and/or adjusted target quantity shall not constitute a material breach of Tecumseh's duties under this Agreement nor "good cause" for

termination of this Agreement by Daleco under this Paragraph 11.4. As long as Tecumseh uses reasonable best efforts under the then prevailing circumstances and progresses as a reasonably prudent miner would develop the Sierra Kaolin™ Mineral Site, Tecumseh shall be in compliance with this Agreement.

Unless mutually agreed to by the Parties, Daleco's removal of Tecumseh as Mineral Site Manager in accordance with this Paragraph 11.4 shall become effective only after Tecumseh has received written notice from Daleco detailing the alleged deficiency and Tecumseh's failure to cure such deficiency and failure to take the necessary steps to implement a remediation of the deficiency within sixty (60) days following the effective date of such notice.

11.5. <u>Tecumseh's Post-Termination Liability</u>. After the termination of this Agreement, Tecumseh shall remain liable for all expenses and third-party costs incurred by Tecumseh or for which Tecumseh was liable under this Agreement during the Term of this Agreement, including without limitation the payment of royalties.

12. <u>CONFLICT RESOLUTION</u>. In the event of any dispute between the Parties, the Parties shall resolve such disputes as follows (provided, however, any ambiguity, discrepancy, inconsistency or conflict in or between any of the technical or contractual provisions hereof shall be resolved by applying the most reasonable interpretation under the circumstances, giving full consideration to the intentions of the Parties at the time of contracting):

12.1. <u>Oral Proposal and Discussion</u>. The Parties shall attempt to resolve any disputes which might arise between or among them by discussing with one another their relative positions and interests.

12.2. <u>Written Proposals</u>. The party who desires a change from the status quo ("Claimant") shall give the other Party ("Respondent") a written request for the proposed change and a concise written statement of the reasons for such proposed change. The Claimant's request and supporting statement shall provide enough information so that the Respondent may reasonably investigate the facts and circumstances asserted as the basis for the proposed change. The Respondent shall investigate the asserted facts and circumstances and, within ten (10)

days after such receipt, shall respond in writing with an acceptance, rejection, or counter-proposal to the requested change.

12.3. Mediation. If the Parties are unable to resolve their dispute after compliance with Paragraphs 12.1 and 12.2 above, Claimant and Respondent shall participate in good faith in non-binding mediation for at least two (2) hours. Either Party may give written notice of the proposal for mediation. The proposal shall contain the name, address, and telephone number(s) of a proposed mediator. If the other disputant rejects the proposed mediator, then, within five (5) days after receipt of the notice of proposal for mediation, he/she shall advise the proposing disputant of such rejection and name an additional proposed mediator. The two (2) proposed mediators shall designate the mediator who shall conduct the mediation. Subject to the availability of the designated mediator, the mediation shall be conducted within fifteen (15) days after the date of the original proposal for mediation (or otherwise as soon as possible)..

12.4. Arbitration. If the Parties are unable to resolve their dispute after compliance with Paragraphs 12.1, 12.2, and 12.3 above, the dispute shall be decided by **binding arbitration** as hereinafter provided. The requirement to arbitrate disputes shall be specifically enforceable under the prevailing arbitration law.

12.4.1. Notice of Demand. The Claimant shall deliver to the Respondent a written demand for arbitration. The demand shall contain the name, address, and telephone number(s) of Claimant's proposed arbitrator. The demand for arbitration shall be made within a reasonable time after written notice of the claim, dispute or other matter in question has been given, and in no event shall such demand be made after (i) eighteen (18) months after the date such claim or dispute first arose or (ii) the date when institution of legal or equitable proceedings based on such claim, dispute, or other matter in question would be barred by the applicable statute of limitations, whichever shall first occur.

12.4.2. Arbitrators. If the Respondent rejects the proposed arbitrator named in the Claimant's demand, then, within five (5) days after receipt of the demand, the Respondent shall advise the Claimant of such rejection and name an additional proposed arbitrator. The two (2) proposed arbitrators shall designate a

third arbitrator (sometime "neutral arbitrator") who shall act as the sole arbitrator of the dispute unless the Parties agree that all three (3) arbitrators shall decide the dispute.

12.4.3. Location of Arbitration. Unless the disputants otherwise agree, all of the arbitration proceedings shall be held and conducted in Denver, Colorado, unless the Claimant and Respondent agree upon a different location.

12.4.4. Discovery. The disputants shall be entitled to reasonable discovery upon such terms and conditions generally consistent with the discovery provisions set forth in the Federal Rules of Civil Procedure as the neutral arbitrator shall determine; provided, however, that without further notice, request, or demand, not later than thirty (30) days after the notice of demand for arbitration both the Claimant and Respondent shall have the affirmative duty to make good faith, full disclosure to the other Party of all matters relevant to the arbitration including without limitation (i) the names, addresses, contact information of all witnesses having knowledge of relevant facts, (ii) the names, addresses, contact information of all witnesses, i.e., both fact witnesses and expert witnesses, the disclosing Party intends to call as witnesses at the arbitration, (iii) a fair, detailed, and complete summary of the testimony each such witness is likely to offer at the arbitration, (iv) copies of all documents (and all other tangible physical evidence) relevant to the dispute, and (v) copies of all documents (and all other tangible physical evidence) the disclosing Party intends to offer as evidence at the arbitration.

12.4.5. Award. Except as otherwise provided herein or agreed upon by the Parties, the award rendered by the arbitrator(s): (i) shall be made within one hundred twenty (120) days after the notice of demand for arbitration, (ii) shall be final, and (iii) shall be eligible to have judgment entered upon it in accordance with applicable laws in any court having jurisdiction. The arbitrator, in the sole discretion of the arbitrator, may assess all of the costs and expenses of the arbitration proceeding, including without limitation all attorneys fees, against the non-prevailing Party.

12.5. Appeal of Arbitration Award. Notwithstanding the provisions of Paragraph 12.4 above, within ten (10) days after notice of the arbitration award, either Claimant or Respondent may appeal the award to

any court of competent jurisdiction based only on the grounds of lack of jurisdiction or substantial abuse of discretion by the arbitrator(s), and, upon such timely appeal, the matter shall be decided by the court by trial *de novo* without reference to or consideration of the arbitration award **but only if** the court first makes a finding of fact and conclusion of law that the arbitrator(s) lacked jurisdiction, or, if the court first makes a finding of fact and conclusion of law that the arbitrator(s) committed a substantial abuse of discretion which resulted in an arbitration award not supported by substantial evidence or was clearly not in accordance with prevailing law, the court may hear and modify only those portions of the arbitration award necessary to make a decision based on substantial evidence and in accordance with prevailing law. The decision of such court shall be final and binding upon all of the Parties.

12.6. Costs of Dispute Resolution. Except as otherwise provided herein, the fees of the mediator(s) and arbitrator(s) shall be split equally between the Parties; provided, however, the arbitrator's award and any Court judgment may provide that the non-prevailing Party shall pay all of the reasonable attorney's fees and costs of the prevailing Party.

13. NOTICES. Every notice which may be, or is required to be, given under this Agreement shall be in writing and shall be deemed properly made if hand delivered, or upon receipt if deposited in the United States mail, postage prepaid, certified mail return receipt requested, or by a reputable overnight courier. Notice may also be sent by electronic mail or facsimile transmission but only if the original hard copy of such electronic mail or facsimile transmission is delivered to the addressee by 5:00 P.M. eastern time the next business day following the date of the electronic mail or facsimile transmission.

13.1. Notice to Daleco. Any notice to Daleco shall be sent to Daleco at the following address/fax number/email address, or to such other address/fax number/email address as Daleco may hereafter designate:

	DALECO RESOURCES CORPORATION
Address:	17 Wilmont Mews West Chester, PA 19382
Fax Number:	610-429-0818
Email Address:	gnovinskie@dalecoresources.com

13.2. **Notice to Tecumseh**. Any notice to Tecumseh shall be sent to Tecumseh at the following address/fax number/email address, or to such other address/fax number/email address as Tecumseh may hereafter designate:

	TECUMSEH PROFESSIONAL ASSOCIATES, INC.
Address:	5600 Wyoming NE, Suite 150 Albuquerque, NM 87109
Fax Number:	505-293-1971
Email Address:	bwinfield@tecumsehpa.com

14. **MISCELLANEOUS**.

14.1. **Entire Agreement**. Except as specifically provided herein, this Agreement constitutes the entire and sole agreement of the Parties relating to the subject matter set forth herein and supersedes all prior representations, agreements, and understandings, whether written or oral, relative to such subject matter. This Agreement cannot be modified, changed, or amended, except by a writing signed by a duly authorized representative of each of the Parties.

14.2. **Additional Documents**. Notwithstanding the provisions of Paragraph 14.1 immediately above, each Party shall execute all documents required to further and effect the intent of this Lease Agreement.

14.3. **Binding**. This Agreement shall inure to the benefit of and be binding upon the Parties and all of the representatives, assignees, and successors-in-interest of the Parties.

14.4. **Invalidity and Severability**. If any term, provision, condition, or covenant of this Agreement is determined by a court of competent jurisdiction to be invalid or unenforceable, such term, provision, condition, or covenant shall be deemed modified to the extent necessary and possible to render it valid and enforceable. In any event, the invalidity or unenforceability of any term, provision, condition, or covenant shall not affect any other term, provision, condition, or covenant of this Agreement, and this Agreement shall continue in full force and effect, and be construed and enforced, as if such term, provision, condition, or covenant had not been included, or had been modified as above provided, as the case may be.

14.5. **Captions/Number/Gender**. Paragraph captions have been inserted in this Agreement for convenience only and shall in no way limit, restrict, or otherwise modify the terms and conditions of this Agreement. Likewise, unless the context clearly requires a different interpretation, the singular shall include the plural, and *vice versa*, and the masculine shall include the feminine and neuter and *vice versa*.

14.6. **Time Is of The Essence**. Time is of the essence as to all matters set forth in this Agreement. Except as otherwise expressly provided herein, the failure of any Party hereto to perform any obligation by the date set forth in this Agreement shall constitute a material and substantial breach of this Agreement.

14.7. ***Force Majeure***. No Party shall be responsible or liable for, or deemed to be in default of this Agreement because the performance of its obligations pursuant to this Agreement is delayed or prevented due solely to circumstances beyond the reasonable control and without the fault or negligence of the Party experiencing such delay or impediment to performance, including without limitation: acts of God; unusually severe weather conditions; epidemics; strikes or other labor difficulties; acts of public enemies; military action; war, whether or not it is declared; sabotage; riots; civil disturbances; explosions; actions, or failures to act on the part of governmental authorities preventing performance; accident; fire; damage to or breakdown of necessary facilities, including forced outages of the Mineral Site Manager's equipment for emergency repairs/maintenance; inability to procure materials or services; or any failure or inability, due to claim of force majeure, of any third Party to comply with the instructions of Daleco or Tecumseh (such causes hereinafter called "*Force Majeure*"); provided, however, the Party experiencing the Force Majeure shall provide prompt oral notice of the *Force Majeure* to the other Party. Nothing in this Paragraph 14.7 shall be deemed to excuse a Party's inability or failure to make any payment hereunder when due.

14.7. **Governing Law and Jurisdiction**. This Agreement shall be governed in accordance with the laws of the State of New Mexico. In every action arising out of or relating to this Agreement, the Parties shall be deemed conclusively to have consented to the exclusive jurisdiction and venue of the federal and state courts located in Bernalillo County, New Mexico. The Parties waive any other venue to which either Party might

otherwise be entitled by domicile or otherwise. This paragraph shall not be construed to limit in any way the provisions of Paragraph 12 above relating to arbitration.

14.8. Cooperation. The parties shall have a duty to cooperate with one another in all matters of mutual interest to them.

14.9. Counterparts. This Agreement may be executed in one or more counterparts with each counterpart constituting an original and all such counterparts constituting one agreement.

Dated: June 7, 2007

TECUMSEH PROFESSIONAL ASSOCIATES, INC

BY: ______________________
STEVEN P. ROCHE,
Chief Executive Officer

TECUMSEH INDUSTRIAL MINERALS, LLC

BY: ______________________
STEVEN P. ROCHE,
Manager

DALECO RESOURCES CORPORATION

BY: ______________________
GARY J. NOVINSKIE,
President

CLEAN AGE MINERALS INC.

BY: ______________________
Richard A. Thibault
President

CA PROPERTIES, INC.

BY: ______________________
Richard A. Thibault
President

EXHIBIT A
TO THE
SIERRA KAOLIN™
RESTATED DEVELOPMENT AND OPERATING AGREEMENT

SIERRA KAOLIN™ PLACER AND LODE MINING CLAIMS

Placer Claim #	Acres	Quad-Sec-Twp-Rng, NMPM	Placer Mining Claim	BLM Serial #	Current Claim Holder	Loc Date	Sierra County Rec Date	Sierra County Recording Info Book Page(s)
1	160	W½ NW¼-15-10S-10W E½ NE¼-16-10S-10W	Southerner	NMMC76450	CA Properties, Inc	10/19/1952	01/06/1953	T 375
2	160	E½ SE¼-09-10S-10W W½ SW¼-10-10S-10W	Northerner	NMMC76451	CA Properties, Inc.	10/19/1952	01/06/1953	T 374- 375
3	160	E½ SW¼-09-10S-10W W½ SE¼-09-10S-10W	Northwest	NMMC76452	CA Properties, Inc.	08/02/1954	03/09/1957	V 178- 179
4	160	W½ NE¼-16-10S-10W E½ NW¼-16-10S-10W	Southwest	NMMC76453	CA Properties, Inc.	08/02/1954	03/09/1957	V 176- 177
5	160	E½ SW¼-10-10S-10W E½ NW¼-15-10S-10W	Easterner	NMMC76454	CA Properties, Inc.	08/02/1954	03/09/1957	V 180- 181

Lode Claim #	Quad-Sec-Twp-Rng, NMPM	Lode Mining Claim	BLM Serial #	Current Claim Holder	Loc Date	Rec Date	Sierra County Recording Info Book Page(s)
1	W½ E½ SE¼-09-10S-10W	SK-LD 1	NMMC172775	CA Properties, Inc.	10/25/2005	10/26/2005	1043588-3589
2	E½ E½ SE¼-09-10S-10W	SK-LD 2	NMMC172776	CA Properties, Inc.	10/25/2005	10/26/2005	1043590-3591
3	W½ W½ SW¼-10-10S-10W	SK-LD 3	NMMC172777	CA Properties, Inc.	10/25/2005	10/26/2005	1043592-3593
4	E½ W½ SW¼-10-10S-10W	SK-LD 4	NMMC172778	CA Properties, Inc.	10/25/2005	10/26/2005	1043594-3595
5	W½ E½ NE¼-16-10S-10W	SK-LD 5	NMMC172779	CA Properties, Inc.	10/25/2005	10/26/2005	1043596-3597
6	E½ E½ NE¼-16-10S-10W	SK-LD 6	NMMC172780	CA Properties, Inc.	10/25/2005	10/26/2005	1043598-3599
7	W½ W½ NW¼-15-10S-10W	SK-LD 7	NMMC172781	CA Properties, Inc.	10/25/2005	10/26/2005	1043600-3601
8	E½ W½ NW¼-15-10S-10W	SK-LD 8	NMMC172782	CA Properties, Inc.	10/25/2005	10/26/2005	1043602-3603

EXHIBIT B
TO THE
SIERRA KAOLIN™
RESTATED DEVELOPMENT AND OPERATING AGREEMENT

ALLOWABLE COSTS

All of the following costs, expenses, and expenditures or reasonably related to the commercial development of the Sierra Kaolin™ Mineral Interest shall be deemed to be Allowable Costs for all purposes under the Sierra Kaolin™ Restated Development and Operating Agreement:

1. **Lease, Royalty, and Mining Claims Maintenance Costs.**

1.1 All underlying lease burdens and/or royalty obligations, if any, relative to the Sierra Kaolin™ Mineral Interest, including without limitation all minimum annual royalties ,all other production royalties and/or overriding royalties under and/or with respect to the Sierra Kaolin™ Mining Claims, the Sierra Kaolin™ Mineral Processes, and every mineral lease, if any, included within the Sierra Kaolin™ Mineral Interest;

1.2 All fees, costs, and expenditures related to the maintenance, protection, and preservation of the Parties' rights, title, and interest in the Sierra Kaolin™ Mining Claims, the Sierra Kaolin™ Mineral Processes, and every other mining claim and process related to the Sierra Kaolin™ Mineral Interest;

2. **Permits, Environmental Protection Costs, and Taxes.**

2.1 All fees, costs, and expenditures for all necessary or appropriate permits issued by any governmental agency or entity and required for the operations and activities contemplated by this Agreement;

2.2 All fees, costs, and expenditures for all necessary or appropriate environmental assessment, protection, and remediation activities (except any such fees, costs, or expenditures arising out of or related to any willful misconduct or gross negligence of Tecumseh) relative to the Sierra Kaolin™ Mineral Interest;

2.3 All taxes, including without limitation all gross receipts, sales, compensating, and extraction taxes, directly related to the commercial development of the Sierra Kaolin™ Mineral Interest or Tecumseh's operations and activities under this Agreement, but not including any income tax on or attributable to any income allocated to any Party to this Agreement;

3. **Insurance and Bonding Costs**. All premiums and other fees, costs, and expenditures for all insurance policies and bonds relative to the commercial development of the Sierra Kaolin™ Mineral Interest or otherwise required under this Agreement, other than the posting of collateral for any bond, letter of credit or cash deposit, associated with the obtaining of a bond or guaranty for the operation of the Sierra Kaolin™ Mineral Interest;

4. **Direct Operating Expenses and Costs.**

4.1. **Labor**. All salaries, wages, benefits, and a reasonable and fair share of Tecumseh's general and administrative costs of, or related to, Tecumseh's personnel directly employed by Tecumseh in the conduct of Tecumseh's operations and activities under this Agreement; provided, however, that there shall be no "double-charging for any personnel or costs otherwise includible as an Allowable Cost under Paragraph 5.1 below;

ALLOWABLE COSTS (continued)

4.2. **Material**. All costs, expenses, and expenditures of or for all materials, supplies, and other consumables purchased or furnished by Tecumseh with respect to its operations and activities under this Agreement;

4.3. **Equipment**. All costs, expenses, and expenditures of or for all third-party equipment and rentals hired by Tecumseh for use on the Sierra Kaolin™ Mineral Site or otherwise with respect to Tecumseh's operations and activities under this Agreement;

4.4. **Other Direct Expenses**. All other direct expenses, including without limitation all expenses for power, transportation, communication, travel, consultants, and other third-party operators used on the Sierra Kaolin™ site or with respect to the development and monetization of the Mineral Interest or reasonable and necessary with regard to Tecumseh's operations and activities under this Agreement;

5. **General and Administrative Costs**.

5.1. A fair and reasonable sum for Tecumseh's administrative, accounting, supervisory, and office services related to Tecumseh's operations and activities under this Agreement;

5.2. All costs of or reasonably related to Tecumseh's first level supervisors may be charged, at an hourly rate commensurate with such first level supervisor's annual salary for that proportionate time associated with his/her duties pertaining to Tecumseh's operations and activities under this Agreement;

6. **Miscellaneous Provisions Related to Allowable Costs**. The following shall apply to all direct or indirect costs, expenses, and expenditures claimed by Tecumseh to be Allowable Costs under this Agreement:

6.1. **Expansion and/or Limitation Generally**. All of the foregoing listed costs, expenses, and expenditures shall be expanded and/or limited to direct or indirect costs, expenses, and expenditures consistent with similar costs, expenses, and expenditures incurred by competent and prudent mineral developers and mining operators of similar minerals in New Mexico and related to their commercial development, exploration, exploitation, mining or other extraction, processing, packaging, storage, transporting, marketing, and administrative operations and activities related to such minerals;

6.2. **Generally Accepted Accounting Principles**. The determination of all costs, expenses, and expenditures shall be in accordance with United States generally accepted accounting principles consistently applied;

6.3. **Daleco's Audit Rights**. Not more frequently than once each calendar year, Daleco shall have the right to require an audit of Tecumseh's claimed costs, expenses, and expenditures, and the cost of such audit shall be deemed a deductible expense and Allowable Cost under this Exhibit B; provided, however, if the auditor finds substantial irregularities, i.e., substantial over-claiming by Tecumseh of costs, expenses, and expenditures as Allowable Costs, Tecumseh shall pay all costs of the audit, and in such event such costs of the audit shall not be deemed deductible expenses or Allowable Costs under this Exhibit B. For the purpose of this Paragraph 6.3, the terms "substantial irregularities" and "substantial over-claiming" by Tecumseh of costs, expenses, and expenditures as Allowable Costs shall mean an over-claiming by Tecumseh of a net aggregate of more than Ten Thousand Dollars ($10,000.00) of costs, expenses, and expenditures as Allowable Costs in the year being audited. Thus, by way of example and not limitation, if Tecumseh over-charged $5,000.00 for fuel and $12,000.00 for transportation costs, but under-charged $8,000.00 for equipment rentals, the net aggregate over-claimed for those categories would be $9,000.00.

ALLOWABLE COSTS (continued)

6.4. **Lowest Cost for Tecumseh's Personnel and Equipment**. All of Tecumseh's (or any Affiliate's) equipment and/or services used on the Sierra Kaolin™ Mineral Site shall be charged at the lower of (I) actual cost, or (ii) prevailing competitive third-party rates in New Mexico, after giving effect to any and all available discounts, whether or not actually taken or realized.

6.5. **Tecumseh's Use of Third-Party Personnel and Equipment**. To the extent that Tecumseh shall use any personnel or equipment other than its own to perform its duties and services under this Agreement, Tecumseh shall insure that the rates charged by such other person(s) are competitive with the rates prevailing in the area for services similar to those provided or equipment similar to that furnished.

EXHIBIT C
TO THE
SIERRA KAOLIN™
RESTATED DEVELOPMENT AND OPERATING AGREEMENT

SIERRA KAOLIN™ INITIAL OPERATING OBJECTIVES

The following shall be deemed to be the initial Sierra Kaolin™ Operating Objectives established by the Parties and related to the Commercial Development of the Sierra Kaolin™ Mineral Interest under the Sierra Kaolin™ Restated Development and Operating Agreement:

Tecumseh Professional Associates, Inc. and Tecumseh Industrial Minerals, LLC ("Tecumseh")
5600 Wyoming Blvd. NE, Suite 150
Albuquerque, New Mexico 87109

And

Daleco Resources Corporation, Clean Age Minerals, Inc., and C.A. Properties, Inc. ("Daleco")
17 Wilmont Mews, 5th Floor
West Chester, PA 19382

Hereby called "The Parties"

RE: Exhibit "C" – Sierra Kaolin™ Operating Objectives

This letter is to form part of the Restated Development and Operating Agreement ("Agreement") dated June 7, 2007.

Both Parties recognize that Exhibit C to the Agreement is not yet complete and has not yet been included in the Agreement. This Exhibit forms an integral part of the final Agreement. However, Exhibit C is currently being worked on and is expected to be completed in the next two to three months.

The Parties have signed the final Agreement as of this date and will include Exhibit C at a later date when the information to complete the Exhibit has become available and the Parties have had an opportunity to discuss it and come to an agreement on its contents using, if needed, Third Party Industry Experts as set out in the Paragraph 4.38 of the Agreement.

Dated: June 7, 2007

TECUMSEH PROFESSIONAL ASSOCIATES, INC

BY: [signature]
STEVEN P. ROCHE,
Chief Executive Officer

TECUMSEH INDUSTRIAL MINERALS, LLC

BY: [signature]
STEVEN P. ROCHE,
Manager

DALECO RESOURCES CORPORATION

BY: [signature]
GARY J. NOVINSKIE,
President

CLEAN AGE MINERALS INC.

BY: [signature]
Richard A. Thibault
President

CA PROPERTIES, INC.

BY: [signature]
Richard A. Thibault
President

EXHIBIT D
TO THE
SIERRA KAOLIN™
RESTATED DEVELOPMENT AND OPERATING AGREEMENT

SIERRA KAOLIN™ INITIAL BUSINESS PLAN
DALECO/TECUMSEH VENTURE
FOR THE
COMMERCIAL DEVELOPMENT OF SIERRA KAOLIN™ MINERAL INTEREST

Tecumseh Professional Associates, Inc. and Tecumseh Industrial Minerals, LLC ("Tecumseh")
5600 Wyoming Blvd. NE, Suite 150
Albuquerque, New Mexico 87109

And

Daleco Resources Corporation, Clean Age Minerals, Inc., and C.A. Properties, Inc. ("Daleco")
17 Wilmont Mews, 5th Floor
West Chester, PA 19382

Hereby called "The Parties"

RE: Exhibit "D" – Sierra Kaolin™ Initial Business Plan

This letter is to form part of the Restated Development and Operating Agreement ("Agreement") dated June 7, 2007.

Both Parties recognize that Exhibit D to the Agreement is not yet complete and has not yet been included in the Agreement. This Exhibit forms an integral part of the final Agreement. However, Exhibit D is currently being worked on and is expected to be completed in the next two to three months.

The Parties have signed the final Agreement as of this date and will include Exhibit D at a later date when the information to complete the Exhibit has become available and the Parties have had an opportunity to discuss it and come to an agreement on its contents using, if needed, Third Party Industry Experts as set out in the Paragraph 4.38 of the Agreement.

Dated: June 7, 2007

TECUMSEH PROFESSIONAL ASSOCIATES, INC

BY: ______________________
STEVEN P. ROCHE,
Chief Executive Officer

TECUMSEH INDUSTRIAL MINERALS, LLC

BY: ______________________
STEVEN P. ROCHE,
Manager

DALECO RESOURCES CORPORATION

BY: ______________________
GARY J. NOVINSKIE,
President

CLEAN AGE MINERALS INC.

BY: ______________________
Richard A. Thibault
President

CA PROPERTIES, INC.

BY: ______________________
Richard A. Thibault
President

EXHIBIT E
TO THE
SIERRA KAOLIN™
RESTATED DEVELOPMENT AND OPERATING AGREEMENT

SUPPORTING EVIDENCE OF OWNERSHIP
AND
THIRD PARTY ROYALTY AGREEMENT

Tecumseh Professional Associates, Inc. and Tecumseh Industrial Minerals, LLC ("Tecumseh")
5600 Wyoming Blvd. NE, Suite 150
Albuquerque, New Mexico 87109

And

Daleco Resources Corporation, Clean Age Minerals, Inc., and C.A. Properties, Inc. ("Daleco")
17 Wilmont Mews, 5th Floor
West Chester, PA 19382

Hereby called "The Parties"

RE: Exhibit "E" – Supporting Evidence of Ownership and Third Party Royalty Agreement

This letter is to form part of the Restated Development and Operating Agreement ("Agreement") dated June 7, 2007.

Both Parties recognize that Exhibit "E" to the Agreement is not yet complete. This Exhibit forms an integral part of the final Agreement. However, Exhibit E is currently being worked on and is expected to be completed in the next two to three months.

The Parties have signed the final Agreement as of this date and will include a complete Exhibit "E" at a later date when the information to complete Exhibit E has become available and the Parties have had an opportunity to discuss it and come to an agreement on its contents using, if needed, Third Party Industry Experts as set out in the Paragraph 4.38 of the Agreement.

Dated: June 7, 2007

TECUMSEH PROFESSIONAL ASSOCIATES, INC

BY: [signature]
STEVEN P. ROCHE,
Chief Executive Officer

TECUMSEH INDUSTRIAL MINERALS, LLC

BY: [signature]
STEVEN P. ROCHE,
Manager

DALECO RESOURCES CORPORATION

BY: [signature]
GARY J. NOVINSKIE,
President

CLEAN AGE MINERALS INC.

BY: [signature]
Richard A. Thibault
President

CA PROPERTIES, INC.

BY: [signature]
Richard A. Thibault
President

SUPPORTING EVIDENCE OF OWNERSHIP AND THIRD PARTY ROYALTY AGREEMENT (continued)

- LOCATION NOTICES OF THE FIVE (5) PLACER MINING CLAIMS, as listed above in Exhibit A.
- LOCATION NOTICES OF THE EIGHT (8) LODE MINING CLAIMS, as listed above in Exhibit A.
- ASSIGNMENT OF UNPATENTED KAOLIN MINING CLAIMS, dated October 20, 1993.
- SPECIAL WARRANTY DEED AND ASSIGNMENT OF MINING CLAIMS, dated September 20, 2005.

ASSIGNMENT
OF
UNPATENTED KAOLIN MINING CLAIMS

This Assignment, made and executed by WILSON P. HURLEY, Individually, and as an Heir of Ruth Wilson Hurley, Deceased, and sometimes being referred to as "Assignor".

Now, therefore, in consideration of good and valuable consideration between the parties, Assignor does hereby convey; transfer and assign unto C. A. PROPERTIES, INC., incorporated and existing under the laws of the State of Nevada, and some times being referred to as "Assignee", all of the right, title and interest (with the exception of Royalty interest herein below reserved unto Assignor and as hereafter set forth) of Assignor in, to and under those five (5) Unpatented Kaolin Mining Claims, identified and described in Exhibit "A" attached hereto and made a part hereof, and being situated in Sierra County, State of New Mexico.

Assignee shall pay royalty of Seven (7%) Percent of production of minerals in, to and under said Claims, as follows:

(a) Unto Wilson P. Hurley, Individually and as Personal Representative of the Heirs of Ruth Wilson Hurley, Deceased, said surviving heirs being identified in Exhibit "B" hereto, Undivided Royalty of 3.38% for the benefit of said Heirs Ruth Wilson Hurley, jointly;

(b) Unto Harold M. Morgan, Individually, an Undivided Royalty of 1.81%;

(c) Unto Pat B. Roche, Individually, an Undivided Royalty of 1.81%;

7.00

of the net proceeds derived by Assignee, C. A. PROPERTIES, INC. or to which said Assignee is entitled, from the sale of all ores, minerals or metals sold, or if not sold, but stock

piled, less direct, actual mining costs with respect to all of said ores, minerals or metals sold or stockpiled, for labor, fuel, powder and materials.

Assignors covenant with Assignee C. A. PROPERTIES, INC., that said interest of Assignor and said Heirs, individually and collectively, covered hereby is free and clear of all liens and encumbrances and agree to defend the same against all persons claiming, or to claim the same through and under Assignor.

This Assignment shall be binding upon and inure to the benefit of the part ies hereto and their respective heirs, legal representatives and assigns.

In witness hereof, this instrument was executed this 20th day of October, 1993.

Wilson P. Hurley

Wilson P. Hurley

Notary Public (Jo Speck)
My commission expires: July 26, 1997

EXHIBIT A
TO
ASSIGNMENT
BY WILSON P. HURLEY
OF
UNPATENTED PLACER MINING CLAIMS

NAME	Recorded in Book	at Page
Northerner	T	374-375
Southerner	T	375
Easterner	V	180-181
Northwest	V	178-179
Southwest	V	176-177

Said Unpatented Placer Mining Claims being located on the following Lands situated in Sierra County, State of New Mexico, to-wit:

<u>Township 10 South, Range 10 West, N.M.P.M.</u>

Section 9,	SE 1/4 and E/2 SW 1/4
Section 10,	SW 1/4
Section 15,	NW 1/4
Section 16	NE 1/4 and E 1/2 NW 1/4

Kadin

Book 90
Page 1597

NOTICE ANNUAL ASSESSMENT
MINING CLAIMS

Notice is hereby given that the below described 5 Placer Mining Claims in Sierra County, have been assessed for the obligations 1999-2000 according to the Public Law-102-38 (106 STAT 1374) and the Mining Law of 1872 as amended.

LOCATION NAME CLAIM	NO. CLAIMS	BLM SERIAL	COURTHOUSE BOOK	FILING PAGE
Northerner	1	NMMC 76451	T	374-375
Southerner	1	NMMC 76450	T	375
Easterner	1	NMMC 76454	V	180-181
Northwest	1	NMMC 76452	V	178-179
Southwest	1	NMMC 76453	V	176-177

Said Unpatented Placer Mining Claims being located on the following lands situated in Sierra County, State of New Mexico, to-wit:

Township 10 South, Range 10 West, N.M.P.M.

Section 9	SE ¼ and E/2 SW ¼
Section 10	SE ¼
Section 15	NW ¼
Section 16	NE ¼ and E ½ NW ¼

Robert E. Martin

ROBERT E. MARTIN
President
C. A. PROPERTIES, INC.

RECEIVED
AUG 26 1999
BUR. OF LAND MGMT.
N.M.S.O. SANTA FE

STATE OF NEW MEXICO)
) SS
COUNTY OF BERNALILLO)

This instrument was acknowledged before me on the 24th day of August, 1999 by ROBERT E. MARTIN, President of C. A. PROPERTIES, INC. (Wilson P. Hurley Unpatented Placer Mining Claims).

My commission expires:

11-4-01

Martha M. Romero
Notary Public

OFFICIAL SEAL
MARTHA M. ROMERO
NOTARY PUBLIC—NEW MEXICO
My Comm. Exp. 11-4-01

Book 104
Page 2997

SPECIAL WARRANTY DEED
AND
ASSIGNMENT OF MINING CLAIMS

ROBERT E. MARTIN and **ROYCE B. MARTIN**, husband and wife, **ROBERT F. CONLEY** and **MARJORIE J. CONLEY**, husband and wife, **DOUGLAS TAYLOR** and **ROBERTA J.M. TAYLOR**, husband and wife, **WILLIAM H. GREER** and **MARION F. GREER**, husband and wife, **ROBERT E.B. MARTIN**, a married man dealing in his sole and separate property, and **IVERNA P. MORGAN**, a married woman dealing in her sole and separate property (collectively as "Grantors" and individually as a "Grantor"), for adequate consideration received, grant, bargain, sell, transfer, and assign to **CA PROPERTIES, INC.**, a Nevada corporation ("Grantee/Assignee"), whose address is 514 Palomas NE, Albuquerque New Mexico 87108, all of Grantors', and all of each Grantor's, undivided right, title, and interest (BUT NOT INCLUDING the Royalty Interest reserved herein by Grantors) in and to the following described unpatented placer mining claims located in Sierra County, NM ("Mining Claims". The originals of the Mining Claims are registered with the United States Bureau of Land Management (New Mexico office) and the Office of the County Clerk, Sierra County, NM, and are more particularly described as:

#	Quad-Sec-Twp-Rng, NMPM	Claim Name	BLM Serial #	Claimant	Loc Date	Sierra County Recording Info BK	Pages
1	NW-15-10S-10W NE-16-10S-10W	Southerner	NMMC76450	CA Properties, Inc	10/19/1952	T	375
2	SE-9-10S-10W SE-10-10S-10W	Northerner	NMMC76451	CA Properties, Inc.	10/19/1952	T	374-375
3	SW/SE-9-10S-10W	Northwest	NMMC76452	CA Properties, Inc.	8/02/1954	V	178-179
4	NE/NW-16-10S-10W	Southwest	NMMC76453	CA Properties, Inc.	8/02/1954	V	176-177
5	SW-10-10S-10W	Easterner	NMMC76454	CA Properties, Inc	8/02/1954	V	180-181
6	NE-9-10S-10W	Sooner #1	NMMC170166	Robert E Martin et al	3/17/2003	98	743-744
7	NW-9-10S-10W	Sooner #2	NMMC170167	Robert E Martin et al	3/17/2003	98	745-746

Book 104
Page 2998

8	NW-9-10S-10W NW-16-10S-10W	Sooner #3	NMMC170168	Robert E Martin et al	3/17/2003	98	747-748
9	SW-16-10S-10W	Sooner #4	NMMC170169	Robert E Martin et al	3/17/2003	98	749-750
10	SE-16-10S-10W	Sooner #5	NMMC170170	Robert E Martin et al	3/17/2003	98	751-752
11	SW-15-10S-10W	Sooner #6	NMMC170171	Robert E Martin et al	3/17/2003	98	753-754
12	SE-15-10S-10W	Sooner #7	NMMC170172	Robert E Martin et al	3/17/2003	98	755-756
13	NE/SE-10-10S-10W NE-15-10S-10W	Sooner #8	NMMC170173	Robert E Martin et al	3/17/2003	98	4603-4604
14	NE/SE-10-10S-10W	Sooner #9	NMMC170174	Robert E Martin et al	3/17/2003	98	4605-4606
15	NW-10-10S-10W	Sooner #10	NMMC170175	Robert E Martin et al	3/17/2003	98	761-762
16	NW-21-10S-10W	Sooner #11	NMMC170176	Robert E Martin et al	3/17/2003	98	763-764
17	NE-21-10S-10W	Sooner #12	NMMC170177	Robert E.Martin et al	3/17/2003	98	765-766

The aliquot parts to the above-listed quarter sections are located in the following Sections within Township 10 South, Range 10 West, NMPM:

Section 9	NE/4 NW/4 and W/2 SW/4
	SE/4 and E/2 SW/4
Section 10	NW/4 E/2 SE/4 SE/4
	NW/2 NE/4 NE/2 NE/4
	N/2 SW/4 NE/4
	SW/4 SW/4 NE/4
	NE/2 SE/4 NE/4
	SE/4 SE/4 NE/4
	E/2 NE/4 SE/4
	SE/4
Section 15	SE/4 SW/4
	NE/4 NE/4 NE/4 S/2 NE/4 NE/4
	S/2 NW/4 NE/4 SW/2 NE/4
	SE/2 NE/4
	NW/4
Section 16	W/2 NW/4 SW/4
	SE/4
	NE/4 and E/2 NW/4
Section 21	NE/4
	NW/4

with special warranty covenants.

Reservation Of Royalty Interests. Grantee shall pay to each Grantor, i.e., to each of the above-named individual Grantors, a royalty of seven-tenths of one percent (0.7%) of the net proceeds

Book 104
Page 2999

(see definition below) derived by Grantee (or to which Grantee is entitled) from the sale of all ores, minerals, or metals produced from the Mining Claims numbered 6 through 17 above, i.e., Sooner #1 through Sooner #12 described above. For the purpose of this Special Warranty Deed and Assignment of Mining Claims, the term "net proceeds" shall mean the gross revenue received by Grantee (or which Grantee is entitled to receive) from the sale of such ores, minerals, or metals reduced by all of the direct and indirect costs of the development, exploration, mining or other extraction, processing, packaging, storage, transportation, and marketing of such ores, minerals, or metals.

DATED: 30 Sept, 2005

Robert E. Martin
ROBERT E. MARTIN

Royce B. Martin
ROYCE B. MARTIN

Robert F. Conley
ROBERT F. CONLEY

Marjorie J. Conley
MARJORIE J. CONLEY

DOUGLAS TAYLOR

Roberta JM Taylor
ROBERTA J.M. TAYLOR

William H. Greer
WILLIAM H. GREER

Marion F. Greer
MARION F. GREER

ROBERT E.B. MARTIN

Iverna P. Morgan
IVERNA P. MORGAN

Book 104
Page 3000

ACKNOWLEDGMENT

STATE OF NEW MEXICO)
) ss.
COUNTY OF BERNALILLO)

The foregoing was acknowledged before me this 30 SEPTEMBER, 2005, by ROBERT E. MARTIN and ROYCE B. MARTIN.

OFFICIAL SEAL
David A. Grady
NOTARY PUBLIC-STATE OF NEW MEXICO
My commission expires: 3/16/2009

NOTARY PUBLIC

ACKNOWLEDGMENT

STATE OF NEW MEXICO)
) ss.
COUNTY OF BERNALILLO)

The foregoing was acknowledged before me this 30 SEPTEMBER, 2005, by ROBERT F. CONLEY and MARJORIE J. CONLEY.

OFFICIAL SEAL
David A. Grady
NOTARY PUBLIC-STATE OF NEW MEXICO
My commission expires: 3/16/2009

NOTARY PUBLIC

ACKNOWLEDGMENT

STATE OF NEW MEXICO)
) ss.
COUNTY OF BERNALILLO)

The foregoing was acknowledged before me this 30 SEPTEMBER, 2005, by DOUGLAS TAYLOR and ROBERTA J.M. TAYLOR.

OFFICIAL SEAL
David A. Grady
NOTARY PUBLIC-STATE OF NEW MEXICO
My commission expires: 3/16/2009

NOTARY PUBLIC

Book 104
Page 3001

ACKNOWLEDGMENT

STATE OF NEW MEXICO)
) ss.
COUNTY OF BERNALILLO)

The foregoing was acknowledged before me this 30 SEPTEMBER 2005, by WILLIAM H. GREER and MARION F. GREER.

OFFICIAL SEAL
David A. Grady
NOTARY PUBLIC-STATE OF NEW MEXICO
My commission expires: 3/16/2009

NOTARY PUBLIC

ACKNOWLEDGMENT

STATE OF NEW MEXICO)
) ss.
COUNTY OF BERNALILLO)

The foregoing was acknowledged before me this 30 SEPTEMBER, 2005, by ROBERT E.B. MARTIN.

OFFICIAL SEAL
David A. Grady
NOTARY PUBLIC-STATE OF NEW MEXICO
My commission expires: 3/16/2009

NOTARY PUBLIC

ACKNOWLEDGMENT

STATE OF NEW MEXICO)
) ss.
COUNTY OF BERNALILLO)

The foregoing was acknowledged before me this 30 SEPTEMBER, 2005, by IVERNA P. MORGAN.

OFFICIAL SEAL
David A. Grady
NOTARY PUBLIC-STATE OF NEW MEXICO
My commission expires: 3/16/2009

NOTARY PUBLIC

Book 104
Page 3002

ACCEPTANCE OF QUITCLAIM DEED and
ASSIGNMENT OF MINING CLAIMS

ROBERT E. MARTIN, in his capacity as President of **CA PROPERTIES, INC.**, a Nevada corporation, being the Grantee and Assignee under the foregoing Quitclaim Deed and Assignment of Mining Claims hereby accepts the same.

DATED: 30 Sept., 2005

CA PROPERTIES, INC.

BY [signature]
ROBERT E. MARTIN, President

ACKNOWLEDGMENT

STATE OF NEW MEXICO)
) ss.
COUNTY OF BERNALILLO)

The foregoing was acknowledged before me this 30 SEPTEMBER 2005, by **ROBERT E. MARTIN**, in his capacity as President of **CA PROPERTIES, INC.**

OFFICIAL SEAL
David A. Grady
NOTARY PUBLIC-STATE OF NEW MEXICO
My commission expires: 3/16/2009

[signature]
NOTARY PUBLIC

STATE OF NEW MEXICO } SS
County of Sierra

I HEREBY CERTIFY that this Instrument was filed for record on the 6th day of Oct. A.D., 2005 at 10:31 o'clock A. M. and duly recorded in book 104 page 2997-3002
Fee $ 19.00
[signature]
County Clerk, Sierra County, N.Mex
By [signature]
Deputy